Exhibit 99.1

LifeMap Sciences, a Subsidiary of BioTime, Announces Release of LifeMap DiscoveryTM Version 1.1 with Enhanced Therapeutic Discovery and Commercial Utility

ALAMEDA, Calif.--(BUSINESS WIRE)--March 25, 2013--LifeMap Sciences, Inc., a subsidiary of BioTime, Inc. (NYSE MKT: BTX), announced today the release of LifeMap DiscoveryTM version 1.1 (discovery.lifemapsc.com). LifeMap DiscoveryTM is a key component in LifeMap’s integrated database suite, a discovery platform for biomedical and stem cell research, which also includes GeneCards®, the leading human gene database, and MalaCards, the human disease database. LifeMap DiscoveryTM version 1.1 includes significant enhancements of content related to disease targets for stem cell therapy, cells involved in various diseases (such as Parkinson’s disease and age related macular degeneration), and a large number of newly added genes relevant to developmental and stem cell biology.

According to Google Analytics, the integrated database suite had more than 13,000,000 page views and more than 2,000,000 unique visitors in the past 12 months. LifeMap clients and partners include dozens of large, fee-paying pharmaceutical and biotechnology companies, as well as leading government patent offices, and its products are used free of charge by scientists at more than a thousand academic institutions worldwide. The integrated database suite also provides a technological foundation for the potential development of additional LifeMap databases and services that will leverage significant and growing web traffic. Moreover, the platform drives life scientists to the LifeMap BioReagents™ portal, which offers cutting-edge stem cell reagents. LifeMap Discovery™ itself is rapidly becoming utilized by researchers and has already reached an audience of 10,000 unique visitors since its launch in November 2012 according to Google Analytics, demonstrating the power of integration between the databases to drive rapid user-base growth across various components of the integrated database suite.

LifeMap Discovery™ is a state-of-the-art roadmap of embryonic development and stem cell biology. The platform integrates embryonic development and stem cell biology with molecular, cellular, anatomical, and disease-related information, and provides data-mining capabilities and bioinformatics applications. LifeMap Discovery™ is a unique and powerful tool for research and discovery in multiple disciplines, including stem cell biology, developmental biology and disease mechanisms and etiology. The platform is not only valuable for clinical applications involving stem differentiation and therapies, it will continue to be a key to future product development.

LifeMap DiscoveryTM is also a key component of LifeMap’s recently announced therapeutic discovery collaboration with BioTime. The collaboration utilizes two approaches for identifying stem cell-based therapeutic candidates based on selected PureStem™ cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies. The first approach is targeting selected diseases with large unmet medical needs for which clear and relatively fast regulatory paths exist. The second approach is screening for PureStem™ cell lines that are suitable for developing therapies for a wide range of diseases to be followed with selecting the most commercially attractive product candidates. By combining the two approaches the companies expect the collaboration to generate a robust pipeline of high value product candidates. The two companies will share revenues resulting from commercialization of successful product candidates that are discovered via the collaboration and have already filed for patent protection on inventions jointly made by the teams with an expectation to greatly accelerate the pace of discovery of potential cures for the deadly degenerative diseases of aging.

LifeMap DiscoveryTM version 1.1 new features and information include the following:

  Newly mapped developmental paths, added to the previous existing coverage of neural crest, motor neurons, blood, endothelium, bone, cartilage, adipose, skeletal and smooth muscle, heart, kidney, liver, lung and pancreas:
    Early development of intraembryonic tissues; from zygote through epiblast and up to the three germ layers, as well as extraembryonic tissues including; placenta, yolk sac, chorion and amnion
    Development of retinal lineages including; photoreceptors, amacrine cells, bipolar cells, horizontal, ganglion and Müller-glial cells
    Early brain development including neural ectoderm and neural tube, as well as the first mapped brain lineage of dopaminergic neurons in the substantia nigra, which are involved in Parkinson’s disease
    Development of brain barriers including the choroid plexus, meninges, and endothelial cells related to blood-brain barriers
    Reproductive system development including ovary, testis, and germ cells (male and female gametocytes)
    Tendon and ligament development
  Stem cell differentiation into the above mentioned fates:
    Differentiation into early embryonic tissues mainly to the three germ layers (ectoderm, mesoderm, and endoderm) and to early developed organs such as the paraxial mesoderm, gut tube, and somites
    Differentiation protocols related to neural crest, neuronal progenitors, motor and dopaminergic neurons, and neurons of the peripheral nervous system
    Differentiation into blood cells and endothelium, adipose tissue, bone and cartilage, heart cells, eye photoreceptors and retinal pigment epithelium cells, skeletal and smooth muscle cells, kidney, liver, lung, pancreas, and thyroid cells

“LifeMap DiscoveryTM, Version 1.1, offers a significant leap forward in the information we offer scientists in many areas of biomedical research such as developmental and stem cell biology,” said Ronit Shtrichman, PhD, MBA, Vice President of Biology at LifeMap Sciences. “We will continue to increase our offering of curated biological data, providing the scientific, biotech and pharma communities with a key resource for their research and discovery efforts in the stem cell and regenerative medicine fields.”

“We are delighted to see the rapid improvement of LifeMap Discovery™’s features and content,” stated Yaron Guan-Golan, Head of Marketing at LifeMap Sciences. “The recent growth in traffic is a strong signal that LifeMap Discovery™ answers a clear need for a comprehensive knowledgebase for developmental biologists and stem cell researchers.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, the discovery platform for biomedical and stem cell research. This platform includes GeneCards®, the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, LifeMap Sciences is BioTime’s principal Internet marketing subsidiary for research products, including PureStem™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, ESpan™ growth media for progenitor cell lines, and cell differentiation media for non-therapeutic uses, via its LifeMap BioReagents™ portal. LifeMap Sciences utilizes its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists utilize LifeMap’s proprietary platform, including LifeMap Discovery™, its stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary PureStem™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap Discovery™ platform is used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority-owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap Sciences also markets BioTime research products and PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products. BioTime Acquisition Corporation is a new subsidiary being used to acquire the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents, and equipment for the development of new therapeutic products for regenerative medicine. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be obtained at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
LifeMap Sciences, Inc.
Kenneth Elsner, COO
781-826-7719
ke@lifemapsc.com
or
BioTime, Inc.
Peter Garcia
Chief Financial Officer
510-521-3390, ext. 367
pgarcia@biotimemail.com
or
Judith Segall
510-521-3390, ext. 301
jsegall@biotimemail.com